Exhibit 10.1
Summary of MKS Instruments, Inc.’s
2010 Management Incentive Bonus
          The 2010 Management Incentive Bonus Plan is based on 2010 corporate pro-forma pre-tax operating income targets. In 2010, the plan will have two parts — an annual component and a 6-month component.
Annual Component
          The annual bonus plan formula is calculated as follows:
Base Salary x Individual Incentive Target x Annual Corporate Performance Multiplier
          The “Annual Corporate Performance Multiplier” ranges from 0% to 200%, depending upon achievement of the specified corporate goal. Accordingly, the maximum payout possible for each of the participants is 200% of his respective Individual Incentive Target set forth below and the minimum payout is zero, with incremental payouts for performance between these levels.
          The following chart summarizes the Individual Incentive Targets for each of the Company’s “named executive officers” under the rules of the Securities and Exchange Commission, plus Seth Bagshaw, who became our Chief Financial Officer on January 1, 2010.

Individual Incentive Target
Participant	(% of annual base earnings)
Leo Berlinghieri	100%
Seth Bagshaw	50%
Jerry Colella	70%
John Lee	55%
John Smith	50%
Ron Weigner	50%
Six-Month Component
          In 2010, the Company will also have a six-month bonus plan, which relates to the Company’s achievement in the first six months of 2010. The six-month bonus plan formula is calculated as follows:
Base Salary x Individual Incentive Target x Six-Month Corporate Performance Multiplier
          The “Six-Month Corporate Performance Multiplier” ranges from 0% to 30%, depending upon achievement of the specified corporate goal. Accordingly, the maximum payout possible for each of the participants is 30% of his respective Individual Incentive

Target set forth above and the minimum payout is zero, with incremental payouts for performance between these levels.
The MKS 2010 Management Incentive Bonus Plan is set forth as follows:

PERSONAL & CONFIDENTIAL
MKS MEMORANDUM
[FORM OF]
2010 Annual Corporate Bonus Plan
Based on Adjusted Operating Income
(January 1 — December 31)
The payout of your corporate bonus will be achieved according to the schedule shown in the chart below. For example, you will receive 70% of your target corporate bonus if our Adjusted Operating Income reaches $** million and 100% of your target bonus if Adjusted Operating Income reaches $** million. At an Adjusted Operating Income of $** million of more, you will receive 200% of your target corporate bonus.

ANNUAL BONUS
Adjusted	% of Target
Operating Income	Bonus Earned
$**	70%

$**	80%

$**	90%

$**	100%

$**	110%

$**	120%

$**	130%

$**	140%

$**	150%

$**	160%

$**	170%

$**	180%

$**	190%

>=$**	200%

This information is extremely confidential and should be treated as such. Please do not share this information with anyone inside or outside of MKS Instruments, Inc.

PERSONAL & CONFIDENTIAL
MKS MEMORANDUM
[FORM OF]
2010 Special Mid-Year Bonus Plan
Based on Adjusted Operating Income
(January 1 — June 30)
In 2010 MKS will offer a one-time special mid-year bonus plan. The payout of this bonus will be achieved according to the schedule shown in the chart below. For example, you will receive 15% of your target corporate bonus if our Adjusted Operating Income reaches $** million and a maximum of 30% of your target bonus if Adjusted Operating Income reaches $** million.

MID-YEAR BONUS
Operating Income	% of Target
Bonus Earned
< $**	5%

$**	10%

$**	15%

$**	20%

$**	25%

>=$**	30%

This information is extremely confidential and should be treated as such. Please do not share this information with anyone inside or outside of MKS Instruments, Inc.

2010 MKS Bonus Plans
The MKS Annual Bonus Plan (The Plan) is based on fiscal year performance (January through December). The special MKS Mid-Year Bonus Plan is based on performance from January through June. Performance measurements are set at the beginning of the fiscal year.
Plan participants have 100% of their bonus tied to achievement of corporate goals.
Participation/Approval:
Participation in the Plan requires the approval of the most senior individual in each organization as well as Human Resources and the Chief Executive Officer and President. Participation in the plan is reviewed on an annual basis.
Target:
Bonus target guidelines are established for positions as a percentage of pay.
Payout:
The bonus payout amount is a percentage of eligible W-2 earnings received during the plan period, i.e.“base salary” including regular, holiday, vacation, sick, and retro pay. Bonus payments attributable to the prior year or paid mid-year in 2010 are excluded from this calculation.
Administration:
Bonus payout is made as soon as possible after the end of the fiscal year and the performance assessment has been completed, but in no event later than March 15 of the subsequent year. Bonus payout for the mid-year bonus plan will be made as soon as possible, but in no event later than August 15th.
Note:   In order to receive either bonus payment the plan participant must be actively employed as of the payout dates of The Plan.
MKS reserves the right to change the plan at any time, subject to senior management discretion. In no way does this plan create a contract of employment.